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                                                                   Exhibit 21.01

                         SUBSIDIARIES OF THE REGISTRANT
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
         NAME                                                           STATE OF INCORPORATION
         ----                                                           ----------------------
1.       Porterhouse, Inc.                                                   Delaware
2.       Morton's of Chicago, Inc.                                           Illinois
3.       Morton's of Chicago/Addison, Inc.                                   Delaware
4.       Morton's of Chicago/Atlanta, Inc.                                   Illinois
5.       Morton's of Chicago/Baltimore, Inc.                                 Delaware
6.       Morton's of Chicago/Boca Raton, Inc.                                Delaware
7.       Morton's of Chicago/Boston, Inc.                                    Illinois
8.       Morton's of Chicago/Buckhead, Inc.                                  Delaware
9.       Morton's of Chicago/Charlotte, Inc.                                 Delaware
10.      Morton's of Chicago/Chicago, Inc.                                   Delaware
11.      Morton's of Chicago/Cincinnati, Inc.                                Delaware
12.      Morton's of Chicago/Clayton, Inc.                                   Delaware
13.      Morton's of Chicago/Cleveland, Inc.                                 Illinois
14.      Morton's of Chicago/Columbus, Inc.                                  Delaware
15.      Morton's of Chicago/Dallas, Inc.                                    Illinois
16.      Morton's of Chicago/Denver, Inc.                                    Illinois
17.      Morton's of Chicago/Detroit, Inc.                                   Delaware
18.      Morton's of Chicago/Fifth Avenue, Inc.                              Delaware
19.      Morton's of Chicago/Houston, Inc.                                   Delaware
20.      Morton's of Chicago/Las Vegas, Inc.                                 Delaware
21.      Morton's of Chicago/Miami, Inc.                                     Delaware
22.      Morton's of Chicago/Minneapolis, Inc.                               Delaware
23.      Morton's of Chicago/Nashville, Inc.                                 Delaware
24.      Morton's of Chicago/New Orleans, Inc.                               Illinois
25.      Morton's of Chicago/North Miami Beach, Inc.                         Delaware
26.      Morton's of Chicago/Orlando, Inc.                                   Delaware
27.      Morton's of Chicago/Palm Beach, Inc.                                Delaware
28.      Morton's of Chicago/Palm Desert, Inc.                               Delaware

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
29.      Morton's of Chicago/Philadelphia, Inc.                              Illinois
30.      Morton's of Chicago/Phoenix, Inc.                                   Delaware
31.      Morton's of Chicago/Pittsburgh, Inc.                                Delaware
32.      Morton's of Chicago/Portland, Inc.                                  Delaware
33.      Morton's of Chicago/Rosemont, Inc.                                  Illinois
34.      Morton's of Chicago/Sacramento, Inc.                                Delaware
35.      Morton's of Chicago/San Antonio, Inc.                               Delaware
36.      Morton's of Chicago/San Diego, Inc.                                 Delaware
37.      Morton's of Chicago/San Francisco, Inc.                             Delaware
38.      Morton's of Chicago/Santa Ana, Inc.                                 Delaware
39.      Morton's of Chicago/Schaumburg, Inc.                                Delaware
40.      Morton's of Chicago/Scottsdale, Inc.                                Delaware
41.      Morton's of Chicago/Seattle, Inc.                                   Delaware
42.      Morton's of Chicago/Stamford, Inc.                                  Delaware
43.      Morton's of Chicago/Virginia, Inc.                                  Illinois
44.      Morton's of Chicago/Washington, DC, Inc.                            Delaware
45.      Morton's of Chicago/Washington Square, Inc.                         Delaware
46.      Morton's of Chicago/West Street, Inc.                               Delaware
47.      Morton's of Chicago/Westbrook, Inc.                                 Illinois
48.      Morton's, Inc.                                                      Illinois
49.      Porterhouse of Los Angeles, Inc.                                    Delaware
50.      Addison Steakhouse, Inc.                                            Texas
51.      Chicago Steakhouse, Inc.                                            Texas
52.      Houston Steakhouse, Inc.                                            Texas
53.      San Antonio Steakhouse, Inc.                                        Texas
54.      Morton's of Chicago Holding, Inc.                                   Delaware
55.      Morton's of Chicago/Boston LLC                                      Delaware
56.      Morton's of Chicago/Charlotte LLC                                   Delaware
57.      Morton's of Chicago/Great Neck LLC                                  Delaware
58.      Morton's of Chicago/Kansas City LLC                                 Delaware
59.      Morton's of Chicago/Pittsburgh LLC                                  Delaware
60.      Morton's of Chicago/Raleigh LLC                                     Delaware
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

61.      Morton's of Chicago/Stamford LLC                                    Delaware
62.      Bertolini's of Costa Mesa LLC                                       Delaware
63.      Bertolini's of Irvine Center LLC                                    Delaware
64.      Bertolini's of Phillips Place LLC                                   Delaware
65.      Morton's of Chicago Asia (Singapore) Pte Ltd.                       Singapore
66.      Morton's of Chicago (Singapore) Pte Ltd.                            Singapore
67.      Morton's of Chicago/Canada, Co.                                     Canada
68.      Morton's of Chicago/Toronto, Co.                                    Canada
69.      Peasant Holding Corp.                                               Delaware
70.      Peasant at Locust Street, Inc.                                      Delaware
71.      Mick's at Fair Oaks, Inc.                                           Delaware
72.      Mick's at Annapolis Mall, Inc.                                      Delaware
73.      Mick's at Oak Court, Inc.                                           Delaware
74.      Mick's at Pennsylvania Ave., Inc.                                   Delaware
75.      Italian Restaurants Holding Corp.                                   Delaware
76.      Bertolini's Restaurants, Inc.                                       Delaware
77.      Bertolini's of Circle Centre, Inc.                                  Delaware
78.      Bertolini's of Fashion Outlet, Inc.                                 Delaware
79.      Bertolini's of Irvine Center, Inc.                                  Delaware
80.      Bertolini's of King of Prussia, Inc.                                Delaware
81.      Bertolini's of Las Vegas, Inc.                                      Delaware
82.      Bertolini's at Market Square, Inc.                                  Delaware
83.      Bertolini's of Phipps Plaza, Inc.                                   Delaware
84.      Bertolini's of Phillips Place, Inc.                                 Delaware
85.      Bertolini's of Westbury, Inc.                                       Delaware
86.      Bertolini's of WhiteFlint Mall, Inc.                                Delaware
87.      Bertolini's of Village Square, Inc.                                 Delaware
88.      Bertolini's of Costa Mesa, Inc.                                     Delaware
89.      Quantum Restaurant Development Corporation                           Georgia
90.      Santa Fe Steakhouse & Cantina Corp.                                 Delaware

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